Exhibit 10.32

Exclusive Marketing, Sales

and Supply Agreement

between the companies

Acrodyne Industries, Inc.

516 Township Line Road

Blue Bell, Pennsylvania 19422 U.S.A

-herein after referred to as “Acrodyne” or “party”-

and

Rohde & Schwarz

GmbH & Co KG

Mühldorfstr.15

81671 München

Federal Republic of Germany

-hereinafter referred to as “R&S” or “party”-

-both Parties hereinafter referred to as the “parties”-

Table of Contents
1.	Preamble
2.	Subject
3.	Product Portfolio
4.	Labeling
5.	Market Specific Customization
6.	Production, Testing and Commissioning
7.	Marketing and Sales Channel
8.	After Sales Service
9.	Transfer Prices
10.	Duration and Termination
GENERAL PROVISIONS
11.	Entirety
12.	Superseding Effect
13.	Order of Precedence
14.	Amendments
15.	Assignment Restriction
16.	Communications
17.	Headings
18.	Severability
19.	Waivers
20.	Disputes
21.	Effective Date of Contract

1.             Preamble

R&S is looking for *****.  *****. In addition, R&S wants to complete R&S’ product portfolio with *****.  .

Acrodyne is looking for *****. Acrodyne estimates R&S is ***** as R&S brings *****. *****.

The focus of this cooperation is the launching of DTV in the US and the continued support of the US analog television transmitter market.

2.             Subject

The first goal of the cooperation is to serve the demand of the US broadcast transmitter operators for the new up coming requirements for digital terrestrial television (DTV) transmitters, as well as the existing requirements for analog television transmitters.

Additionally, for markets using the same digital TV standard used in the US (ATSC) Acrodyne shall advise R&S of the most beneficial marketing and sales strategy.

The target result of this cooperation is to *****, and to *****.

3.             Product Portfolio

The markets will require TV transmitters with different technologies, depending on the transmitter power output required by the end use customer. Due to today’s strengths of both parties, in different technologies, the following common portfolio, available within the companies, will be used to serve the markets:

Acrodyne will provide all kinds of high power television transmitters in the UHF and VHF frequency ranges with *****. These are expected to serve the market requirements above *****. Acrodyne will also continue to manufacture and market its translator and low power television transmitter products *****.

Additionally Acrodyne will develop *****. To obtain a maximum level of synergy and optimize the use of development resources R&S will provide Acrodyne with *****. *****. Acrodyne will incorporate the ***** for these new products from R&S.

R&S will provide all types of medium power television transmitters with *****. These products are expected to serve *****. If the market requires higher output power in solid state both parties will mutually agree upon on such products.

This common product portfolio will require a joint effort of both parties exchanging a knowledge of their respective products, technologies and market requirements, which shall be defined in a separate agreement within 90 days of this Marketing and Sales Agreement coming into force.

4.             Labeling

All products of the common product portfolio with integrated technology of the partner shall be labeled with one company name and carry a visible indication of the incorporated technology from the other company (e.g., Acrodyne - R&S inside).  The labeling may vary depending on the products and markets in Annex L. Annex L shall be developed within 90 days as of taking effect of this Marketing and Sales Agreement.

5.             Market Specific Customization

When products may need modifications to meet market standards or specific customer requirements, e.g. indication on the transmitter panels or in documentation, this shall be done by the party holding the main label of the final product. Of course, support from the original manufacturer will be mandatory in order to minimize the collective effort.

With respect to the requirements of the Federal Communication Commission Type Certification and Verification requirements to offer broadcast transmitter products to the US market. Acrodyne will pay the associated fees in the US and R&S will supply the required test data to support those filings provided that these data are being accepted from the certified R&S measurement facilities.

6.             Production, Testing, and Commissioning

Product parts will generally be produced in the factories of the original manufacturer with the exception of the specific customization, mentioned in section 5.

The final assembly and test (factory acceptance testing-FAT, or commissioning on site) will generally be performed by the company driving the marketing and sales channel (e.g. Acrodyne in the US, R&S in Europe and elsewhere by mutual consent). Exceptions to this rule will be mutually agreed upon in writing. Of course, support from the original manufacturer will not be unreasonably withheld, to minimize the collective effort.

7.             Marketing and Sales Channel

Acrodyne will market, *****, the product portfolio mentioned in § 3 Labeling in the US.. In Europe R&S and its marketing and sales channel will market, *****, the common product portfolio.

R&S will support Acrodyne’s marketing and sales channel with one Product Manager. R&S will also provide product training at Acrodyne’s offices for its sales, final test and field service personnel on a mutually agreed upon schedule. Each Party shall bear their cost incurred

In all other countries (third countries) generally both parties market only their own products under their own label. This means that export of the other Party’s products is subject to the other Party’s approval. The Parties shall inform each other about market leads for the partner’s products . However, whenever it makes sense for common activities, out of the common product portfolio, the sales channels shall cooperate to raise market shares.

Acrodyne and R&S will regularly update each other on market activities and competitive trends and maintain product forecast, in a mutually agreed upon format, each month.   This forecast is intended to be used by both parties to control their respective production capacities to meet all required lead times. Each party acknowledges its obligation to keep the other party informed of changes in product and component availability, including those resulting from unusual production demands such as the pending receipt of a large order.

In addition, both parties shall cooperate, subject to mutual agreement, in providing and/or creating suitable product documentation, instruction manuals, spare parts lists, product literature, and cooperative trade publication advertising. All instruction books, drawings and training manuals are to be furnished in English and be made available in electronic format so that they may easily be reformatted to be suitable for the target markets. The parties to this agreement also will support each other’s sales and marketing efforts at the annual National Association of Broadcaster’s Convention in Las Vegas and at other trade shows, by mutual agreement.

8.             After Sales Service

After sales service generally shall be performed by the contractual partner of the customer.

In order to provide high quality after sales service the selling party will set up and maintain a spare part stock at its facility according to the market requirements at its own expense and provide well trained service engineers.

Either Party shall supply their parts/products to the other Party according to the supplying Party’s General Terms and Conditions.

9.             Transfer Prices

A description of the standard products manufactured by each partner is defined in Annex P. Annex P shall be developed within 90 days as of taking effect of this Marketing and Sales Agreement. Each product carries a transfer price to the partner as indicated. This Annex P shall be issued every 3 months, but transfer price increases will occur only with 3 months advanced notice. All quotations, price lists, orders and invoices between the parties shall be in US Dollars.

Under this agreement, R&S will also *****, on a non-exclusive basis, for its TV Test and Measurement product lines.

10.          Duration and Termination

This agreement shall come into force after being signed by both parties. It shall remain valid for a minimum term of *****. If one party wishes to terminate the agreement, this needs to be stated in writing at least six months prior to the end of its validity. As regards supply of R&S` subassemblies the termination period shall be extended to one year. If either party issues no such letter of termination, the agreement is automatically prolonged by one year.

In the event that Acrodyne in the year ***** should not have achieved a turnover of ***** related to R&S products in the US, R&S shall be entitled to terminate the Agreement with 6 months notice. In the event that Acrodyne has achieved in the year ***** a turnover of at least ***** but less that *****, Acrodyne shall be granted an additional period of one year (year *****) in order to achieve a turnover of ***** within this year. Should Acrodyne fail R&S shall be entitled to terminate the Agreement with 6 months notice. Termination under this paragraph shall not extend to *****.  However during the first ***** Acrodyne shall neither *****.  If the agreement is terminated, both parties will make available, at then current prices, spare parts, instruction manuals and technical support for the transmitters sold by the other partner for as long as a Party manufactures and makes available to their customers their relevant products.

Each partner will supply the other partner with a list of outstanding prospects, within thirty (30) days, for the common product portfolio and will make product available, at the conditions agreed upon (transfer price, etc.) for a period of six (6) months following the termination of the agreement. Each party is obligated to fill the relevant firm orders. This shall not apply in favor of the defaulting Party in the event that this Agreement is terminated for cause.

This Agreement may be terminated for cause upon the first of the following events to occur:

If a Party should assign or transfer to any third party the benefit of this Agreement;

If a Party should commit any breach of any material obligations hereunder and not cure the breach within a period of 60 days as of the relevant notice of the other Party;

If a Party should change its controlling equity ownership (excluding Sinclair), or if the power to direct the management or policies of the Party is transferred from the present owners or from a majority thereof, without the prior written consent of the other Party;

If a Party should go into bankruptcy or liquidation or make any arrangement or composition with its creditors.

—Termination of Supplied Sub Assemblies (see Article 3)

There shall be a twelve (12) month notice of termination for any sub-assemblies which were specifically designed into any new Acrodyne transmitter. R & S will assist in finding suitable substitution regarding form, fit and function in the twelve month notice of termination period.

GENERAL PROVISIONS

11.          Entirety

This Contract constitutes the entire understanding between the Parties as to the subject-matter hereof, and the rights and remedies of each Party hereto are exclusively stated herein. Neither of the Parties undertakes any obligation and responsibility except those stipulated in this Contract.

12.          Superseding Effect

This Contract shall supersede all prior oral and written agreements, communications and documents between the Parties hereto with respect to subject hereof.

13.          Order of Precedence

Annex P of the present Contract shall form an integral part of the present Contract and shall have equal force. In the event of any discrepancies between the Annex and any of the Articles of this Contract, the latter shall prevail.

14.          Amendments

All amendments, supplements and alterations to the terms and conditions of the present Contract shall be made in written form and signed by the authorized representatives of both Parties (and where necessary the approving authorities of both Parties) upon agreement reached through consultation. They shall form integral parts of the present Contract and have the same force as this Contract itself, except where the context requires, they shall supersede or modify the relevant Contract provision.

The Parties are aware of the fact, that the validity of this Agreement is subject to its compliance with applicable law, in particular U.S anti-trust law.

15.          Assignment Restriction

This Agreement, and the rights and obligations of the Parties shall not be pledged, mortgaged, assigned, sub-licensed or otherwise transferred or disposed of, including by operation of law, in whole or in part, by one of the Parties except as expressly set out in this Agreement, or as consented to in writing by the other Party.

16.          Communications

All communications between both Parties in the course of implementation of the present Contract shall be made in English.

17.          Headings

The headings used in this Contract are inserted for convenience of reference only and are not intended to be a part, or to affect the meaning or interpretation, of this Contract.

18.          Severability

If any of the terms and conditions of this Contract shall be or become unenforceable for If any of the terms and conditions of this Contract shall be or become unenforceable for any cause or reason whatsoever, the ensuing lack of enforceability shall not affect the other provisions hereof, and in such event the Parties hereto shall endeavor to substitute forthwith such other enforceable provision as will most closely correspond to the legal and economic contents of the said terms and conditions.

19.          Waivers

The failure by either Party to this Contract to exercise or enforce any rights conferred by this Contract shall not be deemed to be a waiver of any such right nor operate so as to bar the exercise or enforcement thereof at any time or times thereafter.

20.          Disputes

This Agreement shall be construed in accordance with and governed by the substantive laws of Switzerland. In addition, the Parties shall comply with all export control regulations applicable to this Agreement.

Any disagreement or dispute that arises in connection with this Agreement and that the Parties are unable to settle amicably shall be finally and conclusively settled in accordance with the Arbitration Rules of the International Chamber of Commerce, Paris, France, then in effect. The number of arbitrators shall be three (3), unless the Parties agree upon a single arbitrator. The place of arbitration shall be New York, NY, United States. The arbitration proceedings shall be conducted in the English language.

Either Party’s right to apply for temporary injunction at the competent courts shall remain unaffected.

The Parties’ liability towards each other - for whatever reason - shall be limited to the Parties’ existing insurances. Liability for indirect and/or consequential damages - such as but not limited to loss of profit or loss of income - shall be expressly excluded.

21.          Effective Date of Contract

The Effective Date of Contract will be no later then 15 days after signing the contract by both Parties subject to the approval of Acrodyne’s Board of Directors within these 15 days.

Signatures

Acrodyne Industries, Inc

Signature:	/s/ A. Robert Mancuso
By:	A. Robert Mancuso
Title:	President / CEO
Date:	10/7/99

ROHDE & SCHWARZ GmbH & Co. KG

Signature:	/s/ W. D. Oertel	Signature:	/s/ Vonderma Ben
By:	W. D. Oertel	By:	Vonderma Ben
Title:	Director Central Sales / Int. Marketing	Title:	Executive Vice President
Date:	10/10/99	Date:	10/08/99

SUPPLEMENTAL AGREEMENT

to

EXCLUSIVE MARKETING,

SALES AND SUPPLY AGREEMENT

of October 1999

between

ACRODYNE INDUSTRIES INC.

516 Township Lane Road

Blue Bell, PA 19422

-hereinafter referred to as “Acrodyne” or “Party” -

and

ROHDE & SCHWARZ

GmbH & Co. KG

Mühldorfstr.15

D-81671 München

Germany

-hereinafter referred to as “R&S” or “Party” -

-both companies jointly hereinafter called the “Parties” -

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Background

The Parties entered into a certain Exclusive Marketing, Sales and Supply Agreement (the “Agreement”) on or about October 7 to 10, 1999, and wish to more fully state their intentions and agreement contained in Section 4 thereof (titled “Labeling”), by supplementing the Agreement as set forth in this instrument (the “Supplement”). Terms defined in the Agreement are used in this Supplement with the same meaning.

The following is agreed with respect to all products sold by Acrodyne that incorporate R&S technology (such products being referred to in this Supplement as the “Products”):

1.             Indication of R&S Technology Incorporated in the Products

1.1.   Designation of R&S Technology on the Products

The Products shall bear the designation “Solid State by ROHDE & SCHWARZ”, whereby the words “ROHDE & SCHWARZ” shall appear in capital letters, the ROHDE & SCHWARZ logo (a diamond containing the letters “R” and “S” separated by a dual wave line) shall appear on the left side above such words, and both words and logo shall be in blue color, all in accordance with the specimen furnished by R&S to Acrodyne.

Such designation shall appear on any surface of the Product where Acrodyne’s own name or trademark appears.

1.2.   Designation on Other Materials

The same designation shall also appear on the packaging of the Products and in all advertising, promotional and sales materials as well as in all user manuals or instructions accompanying the Products, and such materials shall, further, contain the statement, “The ROHDE & SCHWARZ name and logo are trademarks of ROHDE & SCHWARZ GmbH & Co. KG, Munich, Germany”.

1.3    Further Consent Required

The name or logo of R&S may not be used by Acrodyne in any other way without the prior written consent of R&S.

2.             R&S Trademark Protection

2.1    Trademark Rights

Acrodyne acknowledges and agrees that the words “ROHDE & SCHWARZ” and the logo described above as well as any combination thereof are trademarks exclusively owned by R&S, and Acrodyne agrees not to challenge such marks, whether or not any such mark is registered as such with the United States Patent and Trademark Office or with any other trademark office or register in any jurisdiction within or without the United States.

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2.2    No License

No license to use any R&S trademark is granted to Acrodyne or implied by the Agreement or this Supplement, except the right (and obligation) to use the marks with respect to the Products in the manner stated herein.

2.3    No Use of Similar Marks

Acrodyne further agrees not to use any mark deceptively similar to any R&S trademark on any product made or sold by Acrodyne.

2.4    Infringement by Third Parties

If Acrodyne should become aware of any act by any third party that may constitute an infringement of any of the R&S trademarks, Acrodyne shall promptly inform R&S thereof and, at the request and expense of R&S, reasonably assist R&S in taking appropriate action to protect the R&S trademarks.

In the event that a third party should raise a claim against R&S due to the infringement of a proprietary right caused by Acrodyne R&S shall promptly inform Acrodyne thereof and Acrodyne shall defend and hold harmless R&S against any such claim. R&S shall at the request and expense of Acrodyne reasonably assist Acrodyne in the defense.

3.             Deletion

The first word of line 2 of Article 7 on page 5 (“Labeling”) will be deleted.

IN WITNESS WHEREOF, the Parties have signed this Supplement, as permitted by Section 14 of the Agreement, by their respective duly authorized representatives.

ACRODYNE INDUSTRIES INC.

Signature:	/s/ Mark Polovick	Signature:	/s/ Stephen Blasetti
By:	Mark Polovick	By:	Stephen Blasetti
Title:	Sales Manager	Title:	Product Manager
Date:	7/14/00	Date:	7/14/00

ROHDE & SCHWARZ GmbH & Co. KG

Signature:	/s/ Jurgen Nies	Signature:	/s/ R. Schultz
By:	Jurgen Nies	By:	R. Schultz
Title:	Director TV	Title:	Director of Commercial Contract Management & Controlling
Date:	7/14/00	Date:	7/14/00

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